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                                                                    Exhibit 5.1

       [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]

                                                    July 25, 2003


PEI Holdings, Inc. and each of
   the entities listed on Schedule I hereto
680 North Lake Shore Drive
Chicago, Illinois 60611

                           Re:  PEI Holdings, Inc.
                                11% Senior Secured Notes due 2010
                                Registration Statement on Form S-4
                                ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to PEI Holdings, Inc., a Delaware corporation (the "Company"), and the Guarantors (as defined below) in connection with the public offering of up to $115,000,000 aggregate principal amount of the Company's 11% Senior Secured Notes due 2010 (the "Exchange Notes") and guarantees thereof (the "Guarantees") by each of the guarantors listed on
Schedule I hereto (the "Guarantors"). The Exchange Notes and the Guarantees are to be issued under the Indenture, dated as of March 11, 2003 (the "Indenture"), between the Company, the guarantors party thereto and Bank One, N.A., as Trustee (the "Trustee"), as amended by the Supplemental Indenture, dated as of July 22, 2003, among the Company, Andrita Studios, Inc., a California corporation ("Andrita"), and the Trustee (the "Supplemental Indenture"), pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 11% Senior Secured Notes due 2010, together with guarantees thereof by the Guarantors (the "Original Notes"), as contemplated by the Registration Rights Agreement, dated as of March 11, 2003 (the "Registration Rights Agreement"), by and among the Company, Playboy Enterprises, Inc., a Delaware corporation, the subsidiary guarantors listed on the signature pages thereof, Banc of America Securities LLC and Lazard Freres & Co. LLC.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

                (a) the Registration Statement on Form S-4 with respect to the Exchange Notes and the Guarantees (File Nos. 333-105386 and 333-105386-01 through -49) as filed with the Securities and Exchange Commission (the

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PEI Holdings, Inc. and each of
   the entities listed on Schedule I hereto
July 25, 2003
Page 2


         "Commission") on May 19, 2003, Amendment No. 1 thereto, filed with the Commission on July 2, 2003, and Amendment No. 2 thereto, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

                (b) an executed copy of the Registration Rights Agreement;

                (c) an executed copy of the Indenture;

                (d) an executed copy of the Supplemental Indenture;

                (e) the bylaws and certificate of incorporation of the Company;

                (f) the bylaws or by-laws, as applicable, and certificate of incorporation or articles of incorporation, as applicable, of each of the Guarantors that is a Delaware, Illinois, California or New York corporation and the operating agreement and certificate of formation of each of the Guarantors that is a Delaware limited liability company (the Guarantors described in this clause (f) being referred to hereinafter, collectively, as the "Covered Guarantors");

                (g) certain resolutions adopted by the board of directors of the Company and by the board of directors (or persons performing similar functions) of each of the Covered Guarantors relating to the Exchange Offer, the issuance of the Original Notes, the Exchange Notes and the Guarantees, the Indenture and related matters;

                (h) the Statement of Eligibility of Bank One, National Association to act as trustee under the Indenture, filed with the Commission on the date hereof as Exhibit 25 to the Registration Statement; and

                (i) the form of the Exchange Notes.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Covered Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Covered Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or

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PEI Holdings, Inc. and each of
   the entities listed on Schedule I hereto
July 25, 2003
Page 3


to be executed, we have assumed that all parties thereto (excluding the Company and the Covered Guarantors) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below with respect to the Exchange Notes and the Guarantees) that such documents constitute valid and binding obligations of such parties. We have also assumed that (i) the Guarantors (other than the Covered Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of incorporation and (ii) the Company and the Guarantors have complied with all aspects of applicable laws of all jurisdictions (including their respective jurisdictions of incorporation) in connection with the execution and delivery of such documents and performance of the transactions contemplated by the Exchange Offer. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

          Our opinions set forth herein are limited to (i) the General Corporation Law of the State of Delaware (the "GCL"), (ii) the Limited Liability Company Act of the State of Delaware, (iii) the Business Corporation Law of the State of Illinois, (iv) the General Corporation Law of the State of California,
(v) the Business Corporation Law of the State of New York and (vi) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such laws on the opinions herein stated. We have relied as to matters of California and New York law and as to matters of Delaware law other than the GCL on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and addressed to us.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer:

                  (i) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

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PEI Holdings, Inc. and each of
   the entities listed on Schedule I hereto
July 25, 2003
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                  (ii) each Guarantor's Guarantee will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms,

except, in each case, to the extent that enforcement thereof may be limited by
(A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinions set forth above, we have assumed that (1) the execution and delivery (a) by the Company of the Exchange Notes, (b) by the Company and the Guarantors other than Andrita of the Indenture and (c) by the Company and Andrita of the Supplemental Indenture, and (2) the performance by the Company and the Guarantors of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Guarantors or their respective properties are subject, except for those agreements and instruments which have been identified to us by Parent as being material to Parent and its subsidiaries and which are listed under Item 21(a) in Part II of the Registration Statement or listed as exhibits to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, pursuant to Item 15(c) thereof.

         Our opinions in paragraphs (i) and (ii) above, to the extent related to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture, as supplemented by the Supplemental Indenture, including the Exchange Notes and the Guarantors' Guarantees, are rendered in reliance upon N.Y. Gen. Oblig. Law ss.ss. 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                             Very truly yours,

                            /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)

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                                   SCHEDULE I

Playboy Enterprises, Inc., a Delaware corporation
Spice Entertainment, Inc., a Delaware corporation
CPV Productions, Inc., a Delaware corporation
Cyberspice, Inc., a Delaware corporation
MH Pictures, Inc., a California corporation
Planet Spice, Inc., a Delaware corporation
Spice Direct, Inc., a Delaware corporation
Spice International, Inc., a Delaware corporation
Spice Networks, Inc., a New York corporation
Spice Productions, Inc., a Nevada corporation
Playboy Enterprises International, Inc., a Delaware corporation Alta Loma Entertainment, Inc., a Delaware corporation
Itasca Holdings, Inc., an Illinois corporation
Planet Playboy, Inc., a Delaware corporation
Playboy Gaming Nevada, Inc., a Nevada corporation
Playboy Japan, Inc., a Delaware corporation
Playboy Gaming International, Ltd. , a Delaware corporation
Playboy Cruise Gaming, Inc., a Delaware corporation
Playboy Gaming UK, Ltd. , a Delaware corporation
Lifestyle Brands, Ltd. , a Delaware corporation
Lake Shore Press, Inc., a Delaware corporation
Playboy Clubs International, Inc., a Delaware corporation
Playboy Preferred, Inc., an Illinois corporation
Playboy of Sussex, Inc., a Delaware corporation
Playboy of Lyons, Inc., a Wisconsin corporation
Playboy Club of Hollywood, Inc., a Delaware corporation
Playboy Club of New York, Inc., a New York corporation
Special Editions, Ltd. , a Delaware corporation
Telecom International, Inc., a Florida corporation
Spice Platinum Entertainment, Inc., a Delaware corporation
Spice Hot Entertainment, Inc., a Delaware corporation
Playboy Models, Inc., an Illinois corporation
Playboy Properties, Inc., a Delaware corporation
Playboy Shows, Inc., a Delaware corporation
Steelton, Inc., a Delaware corporation
Playboy Entertainment Group, Inc., a Delaware corporation Adultvision Communications, Inc., a Delaware corporation
After Dark Video, Inc., a Delaware corporation
Alta Loma Distribution, Inc., a Delaware corporation
AL Entertainment, Inc., a California corporation
Impulse Productions, Inc., a Delaware corporation
Indigo Entertainment, Inc., an Illinois corporation
Mystique Films, Inc., a California corporation
Precious Films, Inc., a California corporation
Women Productions, Inc., a California corporation
Playboy TV International, LLC, a Delaware limited liability company Claridge Organization LLC, a Delaware limited liability company Chelsea Court Holdings LLC, a Delaware limited liability company Candlelight Management LLC, a Delaware limited liability company Andrita Studios, Inc., a California corporation